                                                                  EXHIBIT 10(mm)

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the ____ day of February, 1997, by and between ORIX PRIME WEST BROOMFIELD II VENTURE, a Colorado general partnership (hereinafter referred to as "Seller"), and FUND VIII AND FUND IX ASSOCIATES, a Georgia general partnership (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.  Definitions and Meanings.  In addition to any other terms whose
         ------------------------
definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement, with an initial capital letter or letters, shall have the meaning ascribed thereto in this Paragraph 1:

     "Agreement" means this Agreement for the Purchase and Sale of Property, together with all exhibits attached hereto and made a part hereof.

     "Architect" means the architectural firm of Intergroup, Inc.

     "Architect's Agreement" means the agreement between the Seller and the Architect under which the Architect has been engaged to prepare architectural designs, plans, drawings and specifications for the Project and to render other services in connection with the design and construction of the Project, a description of said Architect's Agreement being attached hereto as Exhibit "O"
                                                                   -----------
and by reference made a part hereof.

     "Building" means the first-class, single tenant two-story office building, containing approximately 49,460 rentable square feet which the Seller is currently developing and constructing upon the Land.

     "Closing" means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Paragraph 11 hereof.

     "Committee" means the Architectural Control Committee established under the Declaration.

     "Completion Date" means the first day on which all of the following have occurred: (i) the construction and equipping of the Project, including all Punch List Items, have been completed in accordance with the Plans and Specifications (inclusive of landscaping plans), as evidenced by a certificate to such effect from the Architect, (ii) the Tenant Improvements for the space in the Building to be occupied by Tenant have been completed in accordance with the working drawings and specifications for such space, as evidenced by a certificate to such effect from the Architect, and any Punch List Items have been completed to the satisfaction of Tenant, (iii) permanent certificates of occupancy or their equivalent have been issued by the appropriate Governmental Authority with respect to the base building and with respect to the space in the Building to be occupied by Tenant, (iv) the Commencement Date under the Lease has occurred, the amount of Base Rent payable by Tenant under the Lease (following any adjustment thereto as provided in the Lease) has been determined, and Tenant has commenced to pay monthly Base Rent and Additional Rent under the Lease coming due after the application of the prepaid rent for which provision is made in Section 32.1 of the Lease, (v) Tenant has executed and delivered to the "Landlord" under the Lease the estoppel certificate required in the definition of "Substantial Completion Date" set forth below, (vi) Tenant has executed and delivered to the Landlord under the Lease the Supplemental Agreement in the form attached to the Lease as Exhibit I thereto, completed with the appropriate information, (vii) Purchaser has received the originals of substantially all Warranties with respect to the Project required to be issued with respect to the Project pursuant to the Plans and Specifications (and in any event all of the Warranties of a significant or material nature), a final Contractor's Affidavit and Lien Waiver from all Contractors and all major subcontractors performing work or supplying labor or materials with respect to the Project, a lien waiver from all non-major subcontractors who have filed a lien with respect to the Project (or the discharge of such lien by the filing of a statutory bond relating thereto), and an endorsement to the Purchaser's owner's title insurance policy deleting the "pending improvements" clause therefrom and providing special coverage against any filed or unfiled mechanic's or materialmen's liens as of a date after the Substantial Completion Date,
(viii) Purchaser has received both the preliminary certificate of compliance and the final certificate of compliance from the Committee as required by the Declaration, and (ix) Purchaser shall have received a receipt and, if brokers are afforded lien rights under Colorado law, a final lien waiver from Leasing Agents acknowledging payment in full of all commissions payable to Leasing Agents under the commission agreement between Seller and Leasing Agents dated January 31, 1994, and, if brokers are afforded lien rights under Colorado law, waiving any lien or claim or right to lien with respect to the Property. For purpose hereof, a major subcontractor shall be deemed to be a subcontractor or materialman who either has a contract providing for a contract sum in excess of $25,000 or has filed a an extension of lien rights or "notice of commencement" or "preliminary notice of lien rights" with respect to the Project.

     "Construction Agreements" means, collectively, the construction contracts between the Seller and the Contractors with respect to the Project, a complete list of which is attached hereto as Exhibit "P" and by reference made a part
                                    -----------
hereof.

     "Contractors" means, collectively, DSP Builders, Inc. and all other firms employed by Seller as a general contractor or as a special purpose contractor with respect to the Project; and singly any such general or special purpose contractor.

     "Declaration" means the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for Interlocken dated January 23, 1990, recorded January 24, 1990 under Reception No. 1025034, as amended.

     "Development Budget" means the budget, a copy of which is attached hereto and made a part hereof as Exhibit "C", which sets forth in reasonable detail all
                          -----------
expenses to be incurred with respect to the acquisition of the Land, the leasing of the Building to Tenant, and the planning, design, development, construction and completion of the Project (including the Tenant Improvements), and which sets forth with respect to each line item of expense the "previous applications", the "work in place", the "total completed to date", the "balance to finish" and the "retainage held".

     "Development Functions" means those functions of the Seller set forth in Paragraph 16 of this Agreement.

     "Earnest Money" means the amounts deposited by the Purchaser with the Escrow Agent as Earnest Money as provided in Paragraph 3 hereof, together with all interest earned thereon.

     "Effective Date" means the date on which this Agreement is duly executed by both Seller and Purchaser, and said date shall be inserted in the first paragraph on page 1 hereof.

     "Environmental Laws" means the following, as the same may have been amended through the date of Closing: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601, et seq.; the
                                                            -- ---
Resource Conservation Act of 1976, 42 U.S.C. (S) 6921, et seq.; the Toxic
                                                       -- ---
Substances Control Act, 15 U.S.C. (S) 2601, et seq.; the Federal Insecticide,
                                            -- ---
Fungicide and Rodenticide Act, 7 U.S.C. (S) 136; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251, et seq.; the Hazardous Materials Transportation
                                 -- ---
Act, 49 U.S.C. (S) 1801, et seq.; the Federal Solid Waste Disposal Act, 42
                         -- ---
U.S.C. (S) 6901, et seq.; the Clean Air Act, 42 U.S.C. (S) 7401, et seq.; and
                 -- ---                                          -- ---
any other legislation or ordinance of any Governmental Authority identified by its terms as pertaining to hazardous substances or waste.

     "Environmental Report" means the Phase I Environmental Audit prepared for Prime West by Scott, Cox & Associates, Inc. dated September, 1995.

     "Escrow Agent" means Security Title Guaranty Company.

     "Existing Deed of Trust" means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated June 10, 1996, and recorded on Film 2133 at Reception No. 01616568 as same may be modified or amended.

     "Good and Marketable Title" means fee simple title to the Land and the Improvements insurable by the Title Company at its standard rates on American Land Title Association (ALTA) Owner's Policy Form 1992 without exception, except for the Permitted Exceptions and standard exceptions (which standard exceptions, other than an exception for unfiled mechanic's or materialmen's liens, shall be deleted at Closing based upon the Seller's affidavit, the Survey and such other affidavits and lien waivers as shall be requested by the Title Company).

     "Governmental Authority" means any federal, state, or municipal government, branch, authority, district, agency, court, tribunal, department, officer, official, board, commission or other instrumentality.

     "Hazardous Substances" means petroleum, including crude oil or any fraction thereof, asbestos, polychlorinated biphenyls, and any other substance identified in the Environmental Laws.

     "Improvements" means the approximately 49,460 rentable square foot office building and related buildings, structures, and other improvements located on the Land.

     "Inspection Period" means the period from the Effective Date through the date which is ten (10) business days after the Effective Date.

     "Intangible Personal Property" means all intangible personal property owned by Seller and now, or hereafter, located upon the Land or used in connection with the Property, including, without limitation, all (i) tradenames, (ii) logos, (iii) warranties and guaranties given in connection with the construction and repair of the Improvements or the purchase of any Personal Property, and
(iv) certificates of occupancy (or the local equivalents), permits, licenses, approvals and authorizations issued by any Governmental Authority.

     "Land" means that certain tract or parcel of land containing approximately
4.26 acres and being described in Exhibit "A" attached hereto and by reference
                                  -----------
made a part hereof.

     "Lease" means that certain Lease between Prime West and Cirrus Logic, Inc. dated July 5, 1995, as assigned by Prime West to Seller, and as amended by Amendment to Lease dated October 4, 1996, and as further amended by the agreements listed on Exhibit "Q" attached hereto and by reference made a part
                     -----------
hereof.

     "Lease Amendment and Estoppel Certificate" means the amendment and certificate to be executed by Tenant with respect to the Lease, as provided in Paragraph 10(d) hereof, such amendment and certificate to be in the form attached hereto as Exhibit "D" and incorporated herein by this reference.
                   -----------

     "Leasing Agents" means The Colorado Group, Inc. and Cushman & Wakefield of Colorado, Inc..

     "Monthly Report" means the report to be prepared by the Seller and submitted to the Purchaser on a monthly basis as provided in Paragraph 16 hereof.

     "Option Agreement" means the Option Agreement between Interlocken, Ltd. and Prime West, executed on August 4, 1995, as to Prime West, and August 10, 1995, as to Interlocken, Ltd., as amended by First Amendment to Option Agreement dated March 15, 1996, and as assigned by Prime West to Seller.

     "Permitted Exceptions" means the exceptions listed on Exhibit "E" attached
                                                           -----------
hereto and by this reference made a part hereof and any Title Objections to which Purchaser fails to object or which Purchaser waives pursuant to Paragraph 8 hereof.

     "Personal Property" means all tangible personal property owned by Seller and now, or hereafter, located upon the Land or used in connection with the ownership, operation, management or maintenance of the Property, including, without limitation, all machinery, apparatus, equipment, engines, motors, appliances, office equipment, furniture, coverings, blinds, curtains, vehicles, accessories, and the property described on Exhibit "F" attached hereto and by
                                           -----------
reference made a part hereof.

     "Plans and Specifications" means those certain working drawings, plans and specification described on Exhibit "G" attached hereto and by reference made a
                           -----------
part hereof.

     "Prime West" means Prime West Development, Inc., a Colorado corporation.

     "Project" means the Building, the Tenant Improvements and the Site Improvements, collectively.

     "Project Costs" means the costs and expenses of completing the construction, installation and equipping of the Project and of causing the Completion Date to occur with respect to the Project, excluding the portion of such costs and expenses paid or reimbursed by Tenant. Project Costs shall include, without limitation, commission obligations with respect to the Lease, the cost of the Tenant Work borne by the Landlord under Exhibit J to the Lease, including up to the full "Additional Landlord Contribution" required in connection therewith, and other costs of the nature described in the Development Budget.

     "Property" means, collectively, the Real Estate, the Personal Property, and the Intangible Property.

     "Punch List Items" means the details of construction, decoration and mechanical adjustment which remain to be performed or completed after substantial completion of the Project in accordance with the Plans and Specifications and which, in the aggregate, are minor in character and do not and will not interfere with Tenant's use or enjoyment of the Project, as determined by the Architect.

     "Purchase Price" means the amount which Purchaser shall pay to consummate the purchase and sale of the Property as provided in Paragraph 4 of this Agreement.

     "Real Estate" means (i) the Land, (ii) the Improvements, and (iii) all rights, members, rights-of-way, easements, mineral rights, privileges, options, leases, licenses, and appurtenances in any manner belonging to, or pertaining to, the Land and the Improvements.

     "REA" means the Reciprocal Easement Agreement between Seller and Interlocken, Ltd., recorded June 12, 1996, on Film 2133 under Reception No. 01616561, as amended by First Amendment to Reciprocal Easement Agreement dated June 10, 1996.

     "Service Contracts" means the contracts entered into by or on behalf of Seller for the maintenance and operation of the Property, as listed on Exhibit
                                                                       -------
"H" attached hereto and by reference made a part hereof.
---

     "Site Improvements" means the surface level parking facilities, sufficient to accommodate approximately 200 automobiles, any and all on and off-site road improvements, walkways, complete utilities and drainage systems, landscaping work, exterior lighting, ground-mounted signs and other site improvements to be constructed and installed and upon the Land pursuant to the Plan and Specifications, the Lease and the Permitted Exceptions.

          "Substantial Completion Date" means the first day on which all of the following have occurred: (i) the construction and equipping of the Project have been substantially completed in accordance with the Plans and Specifications (inclusive of landscaping plans, to the extent that landscaping can feasibly be installed due to the season), as evidenced by a certificate of substantial completion to such effect from the Architect on AIA Document G 704, subject only to Punch List Items and the completion of the top coat and striping with respect to the paved areas, (ii) the Tenant Improvements for the space in the Building to be occupied by Tenant have been substantially completed in accordance with the working drawings and specifications for such space, as evidenced by a certificate to such effect from the Architect on AIA Document G 704, subject only to Punch List Items, (iii) temporary certificates of occupancy or their equivalent have been issued by the appropriate Governmental Authority with respect to the base building and with respect to the space in the Building to be occupied by Tenant, (iv) the Commencement Date under the Lease has occurred and either Tenant has commenced to pay monthly Base Rent under the Lease or

Tenant has prepaid the first month's Base Rent and Additional Rent as provided in Section 32.1 of the Lease and the Landlord under the Lease has the right to apply same to the first month's Base Rent and Additional Rent under the Lease, and (v) Tenant has executed and delivered to the "Landlord" under the Lease an estoppel certificate substantially in the form attached to the Lease as Exhibit E thereto, completed with the appropriate information and reflecting that, except for items in the nature of Punch List Items, landscaping not installed due to the season, and the top coat and striping of paved areas, Tenant has accepted the leased premises and the work and improvements performed by Landlord and that there exist no defaults and no offsets against rent.

     "Tenant" means Cirrus Logic, Inc., a California corporation.

     "Tenant Improvements" means all improvements constructed on or within the Building for use or operation by the Tenant under or pursuant to the Lease, including without limitation the "Tenant's Work" (as defined in the Lease) for Tenant and other tenant improvements required to be installed or constructed by the "Landlord" under the Lease.

     "Title Commitment" means a title insurance commitment issued by the Title Company for issuance to Purchaser, at regular rates, of an owner's policy of title insurance in accordance with American Land Title Association (ALTA) Owner's Policy Form 1992 pursuant to which Purchaser's Good and Marketable Title to the Real Estate shall be insured upon the Closing.

     "Title Company" means First American Title Insurance Company.

     "Title Objection" and "Title Objections" mean any mortgages, deeds of trust, deeds to secure debt, liens, financing statements, security interests, easements, leases, restrictive covenants, agreements, options, claims, clouds, encroachments, rights, taxes, assessments, mechanics' or materialmen's liens (inchoate or perfected), liens for federal or state estate or inheritance taxes and other encumbrances of any nature whatsoever, whether existing of record or otherwise, together with any and all matters of any kind or description, including, without limitation, matters of survey and any litigation or other proceedings affecting Seller and which affect title to the Real Estate or the right, power and authority of the Seller to convey Good and Marketable Title to the Real Estate to Purchaser in accordance with the terms of this Agreement, other than the exceptions listed on Exhibit "E" attached hereto.
                                    -----------

     "Warranties" means all warranties and guaranties relating to the construction, operation, maintenance, repair, and use of the Improvements and Personal Property.

     2.  Purchase and Sale of Property.  Subject to and in accordance with the
         -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell the Property to Purchaser and Purchaser hereby agrees to purchase the Property from Seller.

     3.  Earnest Money.  Within two (2) business days after the full execution
         -------------
of this Agreement, Purchaser shall deliver to Escrow Agent, whose offices are at Orchard Place 1, 5995 Greenwood Plaza Blvd., Suite 110, Greenwood Village, Colorado 80111-4710, Purchaser's check, payable to Escrow Agent, in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to a written Escrow Agreement and Escrow Instructions, copies of which are attached hereto as

Exhibit "B" and by this reference made a part hereof.  The Earnest Money shall
-----------
be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined). All interest and other income from time to time earned on the Earnest Money shall be deemed a part of the Earnest Money for all purposes of this Agreement.

     4.  Purchase Price.  Subject to adjustment and credits as otherwise
         --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Six Million Seven Hundred Seventy-Nine Thousand and No/100 Dollars ($6,779,000.00). The amount of the Purchase Price has been determined by Seller and Purchaser based upon the assumptions (A) that Seller shall cause the Substantial Completion Date and the Commencement Date under the Lease to occur on or before April 1, 1997 and (B) that the annual Base Rent (as defined in the Lease) payable by the Tenant under the Lease for the first five (5) Lease Years (as defined in the Lease) shall be in an amount not less than $644,000.00. In the event the Substantial Completion Date and the Commencement Date under the Lease do not occur on or before April 1, 1997, for any reason whatsoever other than construction delays caused by Purchaser, the Purchase Price shall be reduced on a per day basis for each day that such events are delayed beyond April 1, 1997, by an amount equal to the difference between $1,764.00 and the actual per diem interest earned on the portion of the Purchase Price which is still in escrow on such day as hereinafter provided. In the event the annual Base Rent payable by the Tenant under the Lease for the first five (5) Lease Years shall be less than $644,000.00, the Purchase Price shall be reduced to an amount calculated by dividing the amount of annual Base Rent payable by the Tenant under the Lease by
0.095. In the event the annual Base Rent payable by Tenant under the Lease for the first five (5) Lease Years shall be more than $644,000.00, the Purchase Price shall be increased to an amount calculated by dividing the amount of annual Base Rent payable by the Tenant under the Lease by 0.095; provided, however, in no event shall the Purchase Price increase by more than $250,000.00. An example to illustrating the application of the foregoing adjustment provisions is set forth on Exhibit "T" and by this reference made a part hereof.
                           -----------
At the Closing, Purchaser will pay to Seller by cashier's check or by wire transfer of immediately available federal funds, an amount which, when combined with the Earnest Money to be disbursed by Escrow Agent to Seller at Closing, will be equal to the lesser of (a) the principal and all accrued interest secured by the Existing Deed of Trust as of the date of Closing, or (b) the Purchase Price (as estimated by Seller and Purchaser) less an amount equal to the sum of (i) the Project Costs theretofore incurred in connection with the construction and completion of the Project for work performed and materials incorporated into the Project, but not yet paid (including retainage), plus (ii) one hundred twenty percent (120%) of the cost and expenses reasonably expected to be incurred in order to fully complete and equip the Project, including completion of Punch List Items, and to cause the Completion Date to occur with respect to the Project. Seller shall represent and warrant to Purchaser at Closing that the portion of the estimated Purchase Price paid into escrow shall be an amount equal to or greater than the sum of (i) and (ii) set forth in the preceding sentence. In the event the amount of the estimated Purchase Price to be paid by Purchaser to Seller at Closing is less than the principal and all accrued interest secured by the Existing Deed of Trust or any other monetary liens or encumbrances, Seller shall be responsible from its own funds to cause the Existing Deed of Trust and all other monetary liens or encumbrances affecting the Property or any portion thereof to be fully released and cancelled at Closing. The entire balance of the estimated Purchase Price not paid to Seller at Closing shall be deposited by Purchaser at Closing into escrow with Escrow Agent pursuant to an escrow agreement among Purchaser, Seller and Escrow Agent in the form attached hereto as Exhibit "U" and by this reference made a part
                               -----------
hereof. The portion of the estimated Purchase Price paid into escrow shall be disbursed by Escrow Agent in accordance with the procedures for disbursements set forth in such escrow agreement, and all such disbursements from escrow shall be deemed to be payment of the Purchase Price hereunder. The amount so paid into escrow shall be invested by the Escrow Agent in an interest bearing money market fund with a national banking association approved by Seller and Purchaser, and all interest earned on the amount paid into escrow shall be the sole property of Purchaser and may be withdrawn by Purchaser at any time or from time to time.

     5.  Purchaser's Inspection and Review Rights.  Commencing on the Effective
         ----------------------------------------
Date of this Agreement, Purchaser and its agents, engineers, or representatives, with Seller's cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make borings and other tests to obtain information necessary to determine surface and subsurface conditions, provided that such activities do not materially interfere with the ongoing construction operations on the Property. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege (but excluding any liability arising out of the existing environmental condition of the Property and excluding any claims arising out of a release of existing or in-place Hazardous Substances on or under the Property), and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege (excluding any damage arising out of a release of existing or in-place Hazardous Substances on or under the Property). The indemnification and agreement by Purchaser set forth in the preceding sentence shall survive any termination of this Agreement. Purchaser shall give Seller reasonable prior verbal notice of Purchaser's intention to conduct any inspections, examinations, tests and surveys of the Property so that Seller shall have an opportunity to have a representative present during any such activities. Purchaser agrees that Purchaser shall carry not less than $1,000,000 commercial general liability insurance covering all activities of Purchaser and its representatives while exercising the right of access on the Property. Seller shall be named as an additional insured on such commercial general liability insurance policy. A certificate of such insurance shall be provided to Seller prior to Purchaser exercising such right of access on the Property. Within three (3) days after the

Effective Date of this Agreement, to the extent not already provided to Purchaser, Seller shall provide to Purchaser complete copies of all Service Contracts, if any, the Architect's Agreement, the Construction Agreements, copies of all existing environmental reports (including the Environmental Report), soil reports and other reports from any tests and studies obtained by Seller, and a written inventory and listing of the Personal Property. In addition, at all reasonable times prior to the Closing, Seller shall make available to Purchaser, or Purchaser's agents and representatives, at Seller's office in Englewood, Colorado, and for copying at Purchaser's expense, all books, records, and files relating to the acquisition, leasing and development of the Property, including, without limitation, title matters, tenant files, commission agreements, tax bills, construction contracts, contracts with architects, engineers and consultants, warranties and guaranties in effect with respect to the Improvements and Personal Property, plans and specifications, environmental reports, engineering reports, reports of insurance carriers insuring the Property, and other contracts, books, records, budgets, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Except as otherwise provided herein, and except for data and information expressly prepared by Seller for the benefit of Purchaser, Seller makes no representations or warranties as to the truth or accuracy of any material, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property. In the event the purchase and sale contemplated herein fails to close for any reason other than the default of Seller, Purchaser agrees to return to Seller all documents, records, files and reports provided by Seller to Purchaser, and Purchaser agrees to provide Seller with copies of any reports or studies prepared for Purchaser by third parties relating to the Property (other than reports or studies which have previously been sent to Seller or which are the subject to attorney-client privilege), which agreements shall survive the termination of this Agreement. Purchaser shall in no event be responsible or liable for the contents of or the accuracy or completeness of any such reports or studies prepared by third parties.

     6.  Special Condition to Closing.  Purchaser shall have the right during
         ----------------------------
the Inspection Period, on the basis of its investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof, to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Escrow Agent shall pay to Seller from the Earnest Money the sum of Twenty-Five Dollars ($25.00) and the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     7.  General Conditions Precedent to Purchaser's Obligations Regarding the
         ---------------------------------------------------------------------
Closing.  In addition to the conditions to Purchaser's obligations set forth in
-------
Paragraph 6 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by written notice from Purchaser to Seller:

     (a) Seller has complied with and otherwise performed each of the covenants and obligations of Seller set forth in this Agreement required to be complied with and/or performed as of the date of Closing.

     (b) All representations and warranties of Seller as set forth in this Agreement shall be in all material respects true and correct as of the date of Closing as determined by Purchaser in its reasonable discretion.

     (c) There has been no adverse change to the title to the Property which has not been cured and the Title Company has issued an owner's title insurance commitment on the Real Estate and is prepared to issue to Purchaser upon the Closing a fee simple ALTA owner's title insurance policy on the Real Estate in accordance with the requirements of this Agreement.

     (d) The Tenant shall not be in default (without regard to the expiration of any applicable cure period provided in the Lease with such Tenant) under the terms of such Tenant's Lease as of the date of Closing, and Tenant shall have theretofore deposited with Seller the entire portion of the "Excess TI Amount" (as defined in the Lease) required to be deposited by Tenant.

     (e) Seller shall have obtained an executed Lease Amendment and Estoppel Certificate from the Tenant in the form attached hereto as Exhibit "D" and
                                                                -----------
     by this reference made a part hereof.

     (f) Seller shall not be in material default or breach of the obligations of Seller under the Architect's Agreement or any of the Construction Agreements, and no uncured material default or event of default shall exist under the Architect's Agreement or the Construction Agreements.

     (g) The status of construction of the Project shall be such that it is reasonable to expect that Seller shall cause the Substantial Completion Date to occur on or before March 31, 1997.

     8.  Title to the Property.  Good and Marketable Title to the Real Estate
         ---------------------
shall be conveyed by Seller to Purchaser by Special Warranty Deed, free and clear of all liens, easements, restrictions, and encumbrances whatsoever, excepting only the Permitted Exceptions. Seller at its sole cost and expense, has heretofore caused Title Company or its agent to deliver to Purchaser a copy of its Commitment No. GO69739A96-2 (hereinafter referred to as the "Title Commitment"), together with, copies of all documents and instruments referred to therein. Purchaser, shall have until the expiration of the Inspection Period during which to examine the Title Commitment and such title documents after which Purchaser shall notify Seller of any objections with respect to the form of the Title Commitment or any defects or objections affecting the record marketability of the title to the Property, other than the Permitted Exceptions. If Purchaser fails to give such notice of defects or objections as to any matters disclosed by such Title Commitment, such matters shall be deemed to be additional Permitted Exceptions. Seller shall then have ten (10) days after receipt of such notice of title defects or objections from Purchaser to advise Purchaser in writing which of such title defects or objections Seller does not intend to satisfy or cure; provided, however, Seller hereby agrees that Seller shall satisfy or cure any such defects or objections consisting of taxes, mortgages, deeds of trust, mechanic's or materialmen's liens or other such monetary encumbrances. In the event Seller fails to give such written advice to Purchaser within such ten (10) day period, Seller shall be deemed to have agreed to satisfy or cure all such defects or objections set forth in Purchaser's notice. If Seller shall advise Purchaser in writing that Seller does not intend to satisfy or cure any specific non-monetary encumbrances, Purchaser may elect either (a) to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be immediately refunded to Purchaser and this Agreement shall be of no further force or effect and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, except as expressly provided herein, or (b) to accept title subject to such specific non-monetary encumbrances. Seller shall have until Closing to satisfy or cure all such defects and objections which Seller agreed (or is deemed to have agreed) to satisfy or cure as provided above. In the event Seller fails or refuses to cure any defects and objections which are required herein to be satisfied or cured by Seller prior to the Closing, then, at the option of Purchaser, (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, in which event the Earnest Money shall be immediately refunded to Purchaser, and this Agreement shall be deemed null and void and of no force and effect and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, except as expressly provided herein, (ii) if any such defect or objection is one that Seller agreed (or is deemed to have agreed) to satisfy or cure as provided above, Purchaser may cure such defect or objection, in which event the Purchase Price payable pursuant to Paragraph 4 hereof shall be reduced by an amount equal to the actual cost and expense incurred by Purchaser in connection with the curing of such defect or objection, (iii) Purchaser may accept title to the Property subject to such defects and objections, or (iv) any combination of items (ii) and (iii). In the event Purchaser elects to cure any such defects and objections pursuant to item (ii) hereof, Purchaser at its option, upon giving notice to Seller, may extend the date of Closing until the curing of such defects or objections or thirty (30) days from and after the previously scheduled date of Closing, whichever shall first occur. If any defect or objection shall not have been cured within such period, Purchaser may exercise its option under either item
(i) or (iii) hereof.

     9.  Representations and Warranties of Seller.  Seller hereby makes the
         ----------------------------------------
following representations and warranties to Purchaser:

     (a) Lease.  Seller has delivered to Purchaser a complete and accurate copy
         -----
     of the Lease. The Lease has not been further supplemented or modified or amended, and there are no agreements or commitments between Seller and the Tenant relating to the Property other than as expressly set forth in the Lease. Seller is the "Landlord" under the Lease and owns legal and beneficial title to the Lease and the rents and other income thereunder subject only to the Existing Deed of Trust.

     (b) Lease - Assignment.  To the best of Seller's knowledge, the Tenant has
         ------------------
     not assigned its interest in its Lease or sublet any portion of the premises leased to such Tenant under its Lease.

     (c) Lease - Default.  (i) Seller has not received any notice of termination
         ---------------
     or default under the Lease, (ii) there are no existing or uncured material defaults by Seller or by the Tenant under the Lease, except that Tenant is currently obligated to pay to Seller certain costs incurred by Seller as provided in the Lease, (iii) to the best of Seller's knowledge, there are no events which with passage of time or notice, or both, would constitute a material default by Seller or by the Tenant, except that Tenant is currently obligated to pay to Seller certain costs incurred by Seller as provided in the Lease, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease, and (iv) the Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to its Lease. Further, Tenant has not indicated to Seller either orally or in writing its request or its intent to terminate its Lease prior to the expiration of the term of the Lease or to reduce the size of the premises leased by the Tenant.

     (d) Lease - Rents and Special Consideration.  Except as expressly set forth
         ---------------------------------------
     in the Lease, the Tenant:  (i) has not prepaid any rent under the Lease,
     (ii) is not entitled to receive any rent concession in connection with its tenancy under its Lease, and (iii) does not have any option or other evidence of any right or interest in or to the Property.

     (e) Lease - Commissions.  No rental, lease, or other commissions with
         -------------------
     respect to the Lease is payable to Seller, any party affiliated with or related to Seller. The only commission obligation of Seller with respect to the Lease is set forth in the commission agreement between Seller and Leasing Agents dated January 31, 1994, a true and complete copy of which has been provided to Purchaser. Seller has heretofore paid to Leasing Agents $117,576.31 of the commission payable to Leasing Agents under the aforesaid commission agreement and the remaining balance of such commission ($120,143.69) shall be due and payable to Leasing Agents as provided in the aforesaid commission agreement. Except for the remaining $120,143.69 of the total commission in the amount of $237,720.00 payable to Leasing Agents as provided in the aforesaid commission agreement, no commissions shall be due or payable by Purchaser, Seller or any successor to the "Landlord" under the Lease as a result of the Lease or as a result of the exercise by the Tenant thereunder of any right or option in the Lease to extend the term of such Lease or to expand the space leased thereunder (unless such expansion shall occur as a result of the exercise of the expansion under Section 33.5 of the Lease and the commission is includable in the costs which are utilized in determining the amount of Base Rent to be paid by the Tenant for the Expansion Space under the Lease). Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorius, for any real estate commission, finder's fee, or like compensation in connection with the Lease or in connection with the exercise by Tenant thereunder of any right or option in the Lease to extend the term of such Lease or to expand the space leased thereunder, including any such claim by Leasing Agents, but excluding any such claim by Leasing Agents attributable to an expansion of the space leased by Tenant under the Lease as a result of the exercise of the expansion option set forth in Section 33.5 of the Lease, and only if the entire commission payable to Leasing Agents under such circumstances is includable in the costs which are utilized in determining the amount of Base Rent to be paid by the Tenant for the "Expansion Premises" under the Lease.

     (f) Architect's Agreement and Construction Agreements. Complete and
         -------------------------------------------------
     accurate copies of the Architect's Agreement and Construction Agreements will be delivered by Seller to Purchaser as provided in Paragraph 5 hereof. To the best of Seller's knowledge, the Architect's Agreement and Construction Agreements are in full force and effect in accordance with their respective provisions, all payments now due and payable by Seller or the "Owner" thereunder have been paid in full, except for the current monthly draw requests thereunder and less applicable retainage amounts, and to the best of Seller's knowledge, there is no default, or claim of default, or any event which with the passage of time or notice, or both, would constitute a default on the part of any party to the Architect's Agreement and Construction Agreements.

     (g) Service Contracts.  Complete and accurate copies of all of the Service
         -----------------
     Contracts, if any, will be delivered by Seller to Purchaser as provided in Paragraph 5 hereof. To the best of Seller's knowledge, all such Service Contracts are in full force and effect in accordance with their respective provisions, all payments required to be made by Seller or the "Owner" thereunder have been paid in full, and there is no default, or claim of default, or any event which with the passage of time or notice, or both, would constitute a default on the part of any party to any of such Service Contracts. All such Service Contracts are terminable without penalty or obligation to pay any severance or similar compensation on no more than thirty (30) days' notice. Seller agrees to cancel, effective no later than the Closing, any of the Service Contracts specified by Purchaser in a written notice to Seller given at least thirty (30) days prior to the Closing. To the best of Seller's knowledge, all Service Contracts are assignable by Seller to Purchaser and no Service Contract prohibits such assignment or provides for any right, claim, or cause of action against Purchaser or the Property upon such assignment. Seller has cancelled or will cancel, effective as of the Closing, any agreement in the nature of a management agreement or service contract between Seller and any partner of Seller or any party affiliated with or related to Seller or any partner of Seller.

     (h) Warranties and Guaranties.  Within three (3) days after the Effective
         -------------------------
     Date of this Agreement, Seller shall provide Purchaser with complete and accurate copies of all such warranties and guaranties which are written, which are known by Seller to relate to the Property and which are in the possession or control of Seller.

     (i) No Other Agreements.  Other than the Lease, the Architect's Agreement,
         -------------------
     the Construction Agreements, the Service Contracts, and the Permitted Exceptions, there are no leases, contracts, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property, any rights to acquire all or any part of the Property or any rights relating to the development, use, operation, management, maintenance, or repair of all or any part of the Property.

     (j) No Litigation.  There are no actions, suits, or proceedings pending, or
         -------------
     to the best of Seller's knowledge threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

     (k) Condemnation.  No condemnation or other taking by eminent domain of the
         ------------
     Property or any portion thereof has occurred and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property.

     (l) Proceedings Affecting Access.  To the best of Seller's knowledge, there
         ----------------------------
     are no pending or threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

     (m) No Roll-Back Taxes.  The Property has not been classified under any
         ------------------
     designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, will result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

     (n) No Assessments.  To the best of Seller's knowledge, except for annual
         --------------
     assessments and special assessments for which provision is made under the Declaration, no special assessments have been made against the Property, whether or not they have become liens, and except for the water tap-on fee which has not yet been paid by Seller, all impact fees, permit fees, storm drainage area fees, sewer connection fees, exactions or similar charges or sums payable as result of the construction of the Improvements have been paid in full.

     (o) Permits.  To the best of Seller's knowledge, Seller has obtained all
         -------
     licenses, permits and approvals required to be obtained from Governmental Authorities in order to construct and install the Property, and to the best of Seller's knowledge, the Project is being constructed in compliance with all such licenses, permits and approvals.

     (p) Conditions of Improvements.  Seller is not aware of any structural or
         --------------------------
     other defects, latent or otherwise, in the Improvements. The electrical, plumbing, water, elevator (if installed), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to the best of Seller's knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein. To the best of Seller's knowledge, the Improvements heretofore constructed and installed have been constructed and installed in accordance with the requirements and conditions of all governmental permits applicable thereto and any private restrictive covenants affecting the Property.

     (q) Compliance With Governmental Requirements.  To the best of Seller's
         -----------------------------------------
     knowledge, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon, when construction thereof is completed in accordance with the Plans and Specifications, will comply with (i) all applicable legal requirements with respect to the use, occupancy, and construction thereof, including, without limitation, the Americans with Disabilities Act., and (ii) the Permitted Exceptions. To the best of Seller's knowledge, the Property is currently zoned in a classification such as will permit the operation of the Property for the uses thereof permitted in the Lease, and the conditions, if any, to the granting of the zoning of the Property have been satisfied. To the best of Seller's knowledge, the Property is not located in a wetland area or in a designated or recognized flood plain, flood plain district, flood hazard area or area of similar characterization.

     (r) Declaration.  Seller has obtained a determination by the Committee that
         -----------
     the intended use of the Property by Tenant is permitted under Section 4.1 of the Declaration and that such intended use is in keeping with the purposes referred to in Article III of the Declaration. Seller has obtained the written approval of the Plans and Specifications by the Committee, and no other approvals are required to be obtained under the Declaration in connection with development and construction of the Project. To the best of Seller's knowledge, the Plans and Specifications comply with all requirements of the Declaration, including without limitation, requirements relating to design, setbacks, landscaping, floor area ratios, building heights, signs, sewer systems, water drainage, and irrigation. Seller has not received any notice, and Seller is not aware, of any default by Seller or with respect to the Property or any event, or occurrence which, with the giving of notice or lapse of time, or both, would result in a default of Seller or with respect to the Property under the Declaration. Seller has paid all annual assessments due and payable with respect to the Property under the Declaration for the period through December 31, 1996, and no special assessments are currently due and payable with respect to the Property under the Declaration.

     (s) Utilities.  All utilities necessary for the use of the Property by the
         ---------
     Tenant, including water, sanitary sewer, storm sewer, natural gas, electricity, and telephone, are or shall be installed and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.

     (t) Existing Surveys.  Seller has heretofore delivered to Purchaser the
         ----------------
     most current boundary survey of the Land in the possession or control of Seller.

     (u) Initial Utility Charges.  All installation and connection charges for
         -----------------------
     utilities serving the Property have been paid in full, except for the water tap-on fee which has not yet been paid by Seller.

     (v) Employees.  There are no employment, collective bargaining, or similar
         ---------
     agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

     (w) Authorization.  Seller is a duly organized and validly existing general
         -------------
     partnership under the laws of the State of Colorado. This Agreement has been duly authorized and executed on behalf of Seller, all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose, and this Agreement constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) be in violation of Seller's partnership agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Seller, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Seller is a party or by which Seller is bound.

     (x) Seller Not a Foreign Person.  Seller is not a "foreign person" which
         ---------------------------
     would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

     (y) Option Agreement. Seller has delivered to Purchaser a complete and
         ----------------
     accurate copy of the Option Agreement. The Option Agreement has not been further supplemented or modified or amended. Seller has not received any notice of termination or default under the Option Agreement, and to the best of Seller's knowledge, there are no existing or uncured defaults by Seller or by Interlocken, Ltd. under the Option Agreement, and there are no events which with the passage of time or notice, or both, would constitute a default Seller or by Interlocken, Ltd. under the Option Agreement.

     (z) REA.  Seller has delivered to Purchaser a complete and accurate copy of
         ---
     the REA and the REA has not been modified or amended and remains in full force and effect. To the best of Seller's knowledge, there is no default, or claim of default, or any event which with the passage of time or notice, or both, would constitute a default on the part of either party to the REA.

At Closing, Seller shall reaffirm to Purchaser that all such representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. If there is any change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except that after such closing and consummation Purchaser shall have the right to seek monetary damages from Seller for any such changes willfully caused by Seller or any such representations or warranties willfully breached by Seller, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement and (2) that Purchaser shall have the right to seek monetary damages from Seller for any changes in such representations and warranties willfully caused by Seller or any such representations and warranties willfully breached by Seller.

     10.  Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows:

     (a) Operation of Property.  Seller hereby covenants that, from the
         ---------------------
     Effective Date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) except for the Lease Amendment and Estoppel Certificate, not modify, amend, or terminate the Lease without the prior written consent of Purchaser, (iii) not enter into any new service contract or other agreement respecting the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, (iv) not waive any rights of Seller under the Lease or any Service Contract, (v) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed with respect to easements for utilities to serve the Property, and (vi) neither transfer nor remove any personal property or fixtures from the Property except for purposes of replacement thereof, in which case such replacements shall be properly installed and shall be comparable in quality to the items being replaced. Seller has advised Purchaser that Seller is currently negotiating a contract for the acquisition of irrigation water from Interlocken, Ltd. Seller agrees that such contract shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

     (b) Continuation of Construction.  Seller shall, from and after the
         ----------------------------
     Effective Date of this Agreement to the date of Closing, (i) continue to prosecute the construction and development of the Project in accordance with the Plans and Specifications and the Permitted Exceptions with diligence and without interruption, unless such interruption is due to an event or occurrence beyond Seller's reasonable control (it being agreed, however, that lack of funds and contractor defaults are not events or occurrences beyond Seller's reasonable control), (ii) except for change orders which would not require Purchaser's prior consent if effectuated after Closing as provided in Paragraph 16(d) hereof, not modify, amend, or terminate the Architect's Agreement or the Construction Agreements without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, (iii) not waive any rights of Seller under the Architect's Agreement or Construction Contracts, and (iv) perform and discharge all of the duties and obligations and comply with every covenant and agreement of the Seller or the "Owner" under the Architect's Agreement and Construction Agreements, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Architect and the Contractors to perform all of their respective duties and obligations and otherwise comply with each and every one of their respective covenants and agreements under the Architect's Agreement and Construction Agreements.

     (c) Preservation of Lease.  Seller shall, from and after the Effective Date
         ---------------------
     of this Agreement to the date of Closing, use diligent and good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under the Lease.

     (d) Lease Amendment and Estoppel Certificate.  Prior to Closing, Seller
         ----------------------------------------
     shall obtain and deliver to Purchaser a fully completed Lease Amendment and

     Estoppel Certificate with respect to the Lease in the form attached hereto as Exhibit "D" and by this reference made a part hereof, duly executed by
        -----------
     the Tenant thereunder. In the event Seller is unable to obtain the Lease Amendment and Estoppel Certificate with respect to the Lease, and if Purchaser elects to waive the condition set forth in Paragraph 7(e) hereof and proceed to Closing, Seller shall make a written representation and warranty to Purchaser at Closing with respect to the factual matters set forth in the form of such Lease Amendment and Estoppel Certificate.

     (e) As-Built Survey.  Seller agrees to obtain at Seller's cost and deliver
         ---------------
     to Purchaser within twenty (20) days after the Substantial Completion Date, an as-built survey of the Real Estate prepared for and certified to Purchaser and the Title Company by Christopher D. Johnson of Accurate Consultants, Inc. or such other registered land surveyor approved by Purchaser, which approval shall not be unreasonably withheld. The as-built survey shall comply with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping, adopted in 1992, shall be dated not earlier than the Substantial Completion Date, and shall show the following items, whether covered by the foregoing minimum detail requirements or not:

     (i) The political subdivision, county, and such other notations as will accurately describe the property surveyed.

     (ii) All courses and distances of the boundaries of the Land.

     (iii) The location of all Improvements (including measured dimensions) on the Land with the dimensions in relation to lot and building lines. If any applicable restrictions, recorded plats, or zoning ordinances require a building to be set back specified distances from streets or property lines, the as-built survey must show measured distances from said building to said streets or lines.

     (iv) The location of all rights-of-way, water courses, drains, sewers, utility easements, driveways, or roads which serve the Real Estate or to which the Real Estate is subject.

     (v) The names and widths of streets with the distance from the nearest corner to the beginning point of Land surveyed.

     (vi) The total acreage or square foot area of the Land and the location and number of paved parking spaces.

     (vii)  The names of adjoining owners on all sides of the Land.

     (viii) If the surveyor prepared the subdivision plat of the Land, certification by the surveyor that the real property, as shown and described in the as-built survey, does not constitute an illegal subdivision of land under applicable county or city ordinances.

     (ix) Certification as to whether or not the Land lies within a flood zone as determined by the United States Department of Housing and Urban Development. If the Land lies within a flood zone, the certification should reflect the flood zone classification.

     Seller also agrees to obtain at Seller's cost and deliver to Purchaser within ten (10) days after the Effective Date of this Agreement, the reissuance of the existing "ALTA/ACSM Land Title Survey" prepared by Accurate Consultants, Inc., dated December 10, 1996, revised so as to be certified to Purchaser, Escrow Agent and Title Company and containing thereon the signature and seal of Christopher D. Johnson, the registered land surveyor.

     (f) Declaration Estoppel Certificate.  Prior to Closing, Seller shall
         --------------------------------
     obtain from the Owner's Association under the Declaration a written certificate stating the amount of Assessments for which Seller is liable and whether such Assessments have been paid in full as provided in Section
     13.9 of the Declaration.

     (g) Contractors' and Architect's Consents.  Prior to Closing, Seller shall
         -------------------------------------
     obtain from each of the Contractors with respect to its construction agreement, a Contractor's Certification and Agreement to Continue Work in the form attached hereto as Exhibit "R" and by reference made a part
                                 -----------
     hereof, and Seller shall obtain from the Architect with respect to the Architect's Agreement, a Architect's Certification and Agreement to Continue Work in the form attached hereto as Exhibit "S" and by reference
                                                  -----------
     made a part hereof.

     (h) Option Agreement.  Prior to Closing, Seller shall obtain and deliver to
         ----------------
     Purchaser the written consent of Interlocken, Ltd. to the transfer and assignment by Seller to Purchaser of the Option Agreement.

     11.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may waive expressly and in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before the date which is fifteen (15) business days after the Effective Date of this Agreement, at an office in Greenwood Village or Broomfield, Colorado, at such specific office, and at such specific time and date as shall be designated by Purchaser in a written notice to Seller not less than five (5) business days prior to Closing. In the event Purchaser fails to give such notice of the time, date and place of Closing, the Closing shall occur at 1:30 p.m. on the last date for such Closing as provided above, at the office of the Escrow Agent at Orchard Place 1, 5995 Greenwood Plaza Blvd., Suite 110, Greenwood Village, Colorado 80111-4710.

     12.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 4 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required):

     (a) Deed.  A Special Warranty Deed conveying to Purchaser marketable fee
         ----
     simple title to the Real Estate, together with all rights, members, easements, and appurtenances thereof, subject only to the Permitted Exceptions. The legal description set forth in the Special Warranty Deed shall be identical to Exhibit "A" attached hereto;
                           -----------

     (b) Bill of Sale.  A Bill of Sale conveying to Purchaser marketable title
         ------------
     to the Personal Property in the form and substance of Exhibit "I" attached
                                                           -----------
     hereto and by this reference made a part hereof;

     (c) Blanket Transfer.  A Blanket Transfer and Assignment in the form and
         ----------------
     substance of Exhibit "J" attached hereto and by this reference made a part
                  -----------
     hereof;

     (d) Assignment and Assumption of Lease.  An Assignment and Assumption of
         ----------------------------------
     Lease in the form and substance of Exhibit "K" attached hereto and by this
                                        -----------
     reference made a part hereof, assigning to Purchaser all of Seller's right, title, and interest in and to the Lease and the rents thereunder;

     (e) Assignment and Assumption of Construction Agreements.  An Assignment
         ----------------------------------------------------
     and Assumption of Construction Documents in the form and substance of Exhibit "L" attached hereto and by the reference made a part hereof,
     -----------
     assigning to Purchaser all of Seller's right, title and interest in and to the Architect's Agreement and the Construction Agreements;

     (f) Assignment and Assumption of Option Agreement.  An Assignment and
         ---------------------------------------------
     Assumption of Option Agreement in the form and substance of Exhibit "M"
                                                                 ----------
     attached hereto and by reference made a part hereof, assigning to Purchaser all of Seller's right, title and interest in and to the Option Agreement;

     (g) Seller's Certificate.  A certificate evidencing the reaffirmation of
         --------------------
     the truth and accuracy of Seller's representations, warranties, and agreements set forth in Paragraphs 9 and 21 hereof;

     (h) FIRPTA Certificate.  An executed affidavit that Seller is not a foreign
         ------------------
     entity in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended;

     (i) Surveys and Plans.  Such surveys, site plans, plans and specifications,
         -----------------
     and other matters relating to the Property as are described in subparagraph
     (a) of the Blanket Transfer and Assignment and are in the possession or control of Seller;

     (j) Lease.  An original executed counterpart of the Lease;
         -----

     (k) Service Contracts.  An original executed counterpart of each Service
         -----------------
     Contract;

     (l) Estoppel Certificate.  The Lease Amendment and Estoppel Certificate (or
         --------------------
     representation from Seller) referred to in Paragraph 10(d) hereof;

     (m) Construction Expense Statements.  Statements, certified to be complete
         -------------------------------
     and accurate by Seller, (i) of the updated Development Budget, and (ii) copies of all draw requests relating to the Project through the date of Closing;

     (n) Corporate Resolution.  A copy of a resolution of the Board of Directors
         --------------------
     each corporate general partner of Seller, certified by the Secretary, Assistant Secretary of such corporate general partner of Seller to be in force and unmodified as of the date and time of Closing, authorizing the execution and delivery of documents required hereunder, and a certificate of incumbency designating the signatures of the officers or members of each such corporate general partner of Seller who are to execute and deliver all such documents on behalf of such corporate general partner of Seller;

     (o) Keys and Records.  Any keys to any doors or locks on the Property in
         ----------------
     the possession or control of Seller and the original tenant files and other books and records relating to the Property in Seller's possession or control;

     (p) Tenant Notices.  Notice from Seller to the Tenant of the sale of the
         --------------
     Property to Purchaser in such form as Purchaser and Seller shall reasonably approve;

     (q) Settlement Statement.  A settlement statement setting forth the amounts
         --------------------
     paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

        (r) Escrow Agreement. The escrow agreement referred to in Paragraph 4
            ----------------
hereof;
        (s) Construction Plans. Seller's construction plans, including but not
            ------------------
limited to the Plans and Specifications and any and all other surveys, plans and specifications for engineering, architectural, landscaping, electrical, civil, sewage, storm water, drainage or elevations, or any combination thereof with respect to the Land or Improvements thereon or both Land and Improvements;

        (t) Builder's Risk Policy. An assignment of the current all-risk,
            ---------------------
builder's risk policy in effect with respect to the Project, together with an endorsement to such policy issued by the insurer reflecting the change in ownership, it being understood, however, that Seller shall be named an additional insured with respect to such policy following the Closing and for so long as Seller is performing the Development Functions; and

        (u) Other Documents. Such other documents as are customarily and
            ---------------
reasonably required by the Title Company, including an owner's affidavit.

        13. Purchaser's Closing Documents. Purchaser shall obtain or execute, at
            -----------------------------
Purchaser's expense, and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required:

        (a) Assignment and Assumption of Lease. The Assignment and Assumption
              ----------------------------------
of Lease in the form and substance of Exhibit "K" attached hereto;
                                      -----------

        (b) Blanket Transfer.  A Blanket Transfer and Assignment in the form
            ----------------
and substance of Exhibit "J" attached hereto;
                 -----------

        (c) Assignment and Assumption of Construction Documents. An Assignment
            ---------------------------------------------------
and Assumption of Construction Documents in the form of Exhibit "L" attached
                                                        -----------
hereto;

        (d) Assignment and Assumption of Option Agreement.  An Assignment and
            ---------------------------------------------
Assumption of Option Agreement in the form of Exhibit "M" attached hereto.
                                              -----------

        (e) Settlement Statement. A settlement statement setting forth the
            --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

        (f) Escrow Agreement. The escrow agreement referred to in Paragraph 4
            ----------------
hereof; and

        (g) Other Documents. Such other documents as shall be reasonably
            ---------------
required by the Title Company.

        14.  Closing Costs.  Seller shall pay the cost of the Title Commitment,
             -------------
including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (excluding the premium for any special endorsements), the cost of the as-built survey obtained by Seller as provided in Paragraph 10(e) hereof, the cost of any transfer or documentary tax imposed by the State of Colorado or any county or municipality upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the recording fees on the Special Warranty Deed (and quitclaim deed if required pursuant to Paragraph 12[a] hereof) of the Property from Seller to Purchaser to be recorded in connection with this transaction, the premium for any special endorsements to Purchaser's owner's policy of title insurance, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Seller and Purchaser shall share equally the costs of the escrow established under Paragraph 4 hereof, including the fees of Escrow Agent.

        15.  Prorations.  The following items shall be prorated and/or credited
             ----------
between Seller and Purchaser as follows:

          (a) Rents.  If applicable, rent, additional rent, operating costs, and
              -----
     other income of the Property (other than security deposits) collected by Seller from the Tenant for the month of Closing shall be prorated as of Midnight preceding the date of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rent or other sums (not including security deposits) prepaid by the Tenant for any period following the month of Closing, or otherwise. Purchaser shall receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for the total sum of all security deposits paid by the Tenant under the Lease and not theretofore applied to delinquent rent and other charges payable by the Tenant. Seller hereby acknowledges that Purchaser shall not be legally responsible to Seller for the collection of any uncollected rent or other income under the Lease that is past due or otherwise due and payable as of the date of Closing. Purchaser agrees that if (i) the Tenant is in arrears on the date of Closing in the payment of rent or other charges under such Tenant's Lease, and (ii) upon Purchaser's receipt of any rental or other payment from such Tenant, such Tenant is, or after application of a portion of such payment will be, current under the Lease in the payment of all accrued rental and other charges that become due and payable on the date of Closing or thereafter and in the payment of any other obligations of the Tenant to Purchaser, then Purchaser shall refund to Seller, out of and to the extent of the portion of such payment remaining after Purchaser deducts therefrom any and all sums due and owning it from such Tenant from and after the date of Closing, an amount up to the full amount of any arrearage existing on the date of Closing.

          (b) Property Taxes.  Seller and Purchaser acknowledge that city,
              --------------
     state, county, and school district ad valorem taxes which shall accrue during the period from the commencement of construction of the Project through the date preceding the Commencement Date under the Lease are Project Costs and shall not be prorated between Seller and Purchaser at Closing. Seller is responsible for the payment of all such taxes for 1996 and prior years (which obligation of Seller shall be satisfied with the proceeds from the escrow established as provided in Paragraph 4 hereof as contemplated in the Development Budget), and Purchaser shall be responsible for the payment of all such taxes for 1997 (which obligation of Purchaser shall be satisfied in part with the proceeds to be paid to Purchaser from escrow as provided below). Promptly after the execution and delivery of the Supplemental Agreement under the Lease, the amount of city, state, county, and school district ad valorem taxes for the period attributable to the period from January 1, 1997 through the date preceding the Commencement Date under the Lease shall be paid to Purchaser from the portion of the Purchase Price deposited into escrow with Escrow Agent at Closing pursuant to Paragraph 4 hereof, and Seller and Purchaser agree that they shall each promptly authorize and direct Escrow Agent in writing to make payment of such amount to Purchaser from the escrow funds in connection with the next regular disbursement of escrow funds by the Escrow Agent. The proration of such taxes for 1997 shall be based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate on receipt of the ad valorem tax bills for the Property for the year of Closing, and if the Base Rent under the Lease shall be adjusted on the basis of such actual tax figures, either Seller or Purchaser, as the case may be, may demand at any time after the execution and delivery of the Supplemental Agreement under the Lease a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for any year prior to Closing, any additional tax payment for the Property required to be paid with respect to any year prior to the year of Closing shall be paid by Seller (which obligation of Seller shall be satisfied with the proceeds from escrow established as provided in Paragraph 4 hereof, to the extent proceeds in escrow are available for such purpose). This agreement shall expressly survive the Closing.

        (c) Utility Charges.  Seller and Purchaser acknowledge that costs of
            ---------------
utilities incurred during construction of the Project are Project Costs and shall not be prorated between Seller and Purchaser.

        (d) Service Contracts.  Charges under the Service Contracts, if any,
            -----------------
shall be prorated as of Midnight preceding the date of Closing.

        (e) Other Tenant Charges.  Where the Lease contains the Tenant's
            --------------------
obligations for taxes, common area expenses, operating expenses or additional charges of any nature, and where Seller shall have collected on an estimated basis any portion thereof in excess of amounts owed by Seller for such items for the period prior to the date of Closing, then there shall be an adjustment and credit given to Purchaser on the date of Closing for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the date of Closing, and if required by the Lease, shall rebate or credit the Tenant with any remainder. If it is determined subsequent to the Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined subsequent to Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the overpayment.

        (f) Assessments Under Declaration.  Seller and Purchaser acknowledge
            -----------------------------
that the annual assessments under the Declaration which shall accrue during the period following commencement of construction of the Project through the date preceding the Commencement Date under the Lease are Project Costs and shall not be prorated between Seller and Purchaser at Closing. Seller is responsible for the payment of such assessments for 1996 and prior years, and Purchaser shall be responsible for the payment of such assessments for 1997 (which obligation of Purchaser shall be satisfied in part with the proceeds to be paid to Purchaser from escrow as provided below). Promptly after the occurrence of the Commencement Date under the Lease, the amount of such assessments attributable to the period from January 1, 1997 through the date preceding the Commencement Date under the Lease shall be paid to Purchaser from the portion of the Purchase Price deposited into escrow with Escrow Agent at Closing pursuant to Paragraph 4 hereof, and Seller and Purchaser agree that they shall each promptly authorize and direct Escrow Agent in writing to make payment of such amount to Purchaser from the escrow funds in connection with the next regular disbursement of escrow funds by the Escrow Agent.

        16.  Completion of Project.
             ---------------------

        (a) Seller's Responsibilities.  Following the Closing, Seller shall be
            -------------------------
responsible to continue to administer, coordinate and manage the construction and completion of the Project, all in accordance with the terms and provisions set forth herein, and all without compensation or reimbursement to Seller whatsoever other than the payment of the Purchase Price as provided in this Agreement (it being acknowledged, however, that the Project Costs to which the Purchase Price shall be applied include a development fee to Seller or an affiliate of Seller). Seller agrees to diligently perform its duties and the Development Functions hereunder, which performance in all respects and at all times shall be carried out to the same extent and with the same degree of care and quality as Seller would exercise in the conduct of its own affairs if Seller were the owner of the Project. Seller agrees to apply prudent and reasonable business practices in the performance of its duties hereunder. Seller shall have a license to enter the Real Estate following the Closing for the purpose of performing the Development Functions.

        With respect to Purchaser, Seller shall at all times be an independent contractor. No provision of this Paragraph 16 shall be construed to constitute the Seller or any of its officers or employees as an employee or employees of the Purchaser nor shall any provision of this Agreement be construed as creating a partnership or joint venture between Seller and Purchaser. Neither Purchaser nor Seller shall have the power to bind the other party except pursuant to the terms of this Agreement. Seller acknowledges and agrees that following the Closing, Seller shall act as a fiduciary hereunder with respect to the Purchaser and that, with respect to all of the services to be rendered by the Seller to the Purchaser pursuant to this Agreement following the Closing, Seller shall have the duty to act at all times in the best interests of Purchaser.

        Seller's general responsibility hereunder as Purchaser's development manager shall be to manage, to administer, to monitor, and to coordinate the construction and installation of the Project and the completion thereof free and clear of all liens and claims or rights to liens (subject to the funding by Purchaser of the Purchase Price). In discharging its general responsibility hereunder, Seller shall perform and discharge the following specific responsibilities with respect to the Project (herein collectively referred to as the "Development Functions"):

        (1) Seller, in the name of, and on behalf of, Purchaser, shall maintain and continue the engagement of Architect and Contractors, for the compensation and on the terms provided for in the Architect's Agreement and the Construction Agreements.

        (2) Seller shall implement the Development Budget as provided herein.

        (3) In implementing the Development Budget and in otherwise discharging its duties and responsibilities hereunder, Seller shall negotiate with, and submit to Purchaser contracts (for execution by Purchaser) with, coordinate and administer the performance of, and review and approve or disapprove applications for payment of the fees, charges, and expenses of, such architects, engineers, planners, designers, consultants, general contractors, subcontractors, vendors, and other design and construction professionals, consultants, and suppliers as Seller deems necessary or appropriate to develop the Project in accordance with and subject to the limitations of the Development Budget. Such fees, charges and expenses shall be borne by Purchaser as contemplated in the Development Budget. Subject to the provisions of Paragraph 16(e) hereof, the employment, coordination and payment of such additional architects, engineers, planners, designers, consultants, general contractors, subcontractors, vendors, and other design and construction professionals, consultants, and suppliers on terms not consistent with or within the limitations of the Development Budget shall be only at the direction of Purchaser.

        (4) Seller shall administer and review the selection by the Contractors of subcontractors and others as appropriate for construction of the Project (to the extent not yet selected) and review bids for acceptability from subcontractors.

        (5) Seller shall endeavor to cause the Contractors to keep in full force and effect all necessary governmental approvals and permits, and shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by Purchaser with all laws, rules, ordinances, statutes, and regulations of any Governmental Authority applicable to the Project.

        (6) Seller shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by Purchaser with all applicable private restrictions, covenants and easement agreements concerning the development, use and operation of the Project or any portion thereof.

        (7) Seller shall negotiate and submit to the Purchaser for the Purchaser's approval all contracts for, or otherwise arrange for the delivery of all utilities required for the development, construction, and operation of the Project, including, without limitation, water, electricity, telephone, storm sewer, and sanitary sewer services. Purchaser agrees that its approval of such contracts shall not be unreasonably withheld or delayed.

        (8) Seller shall assist Purchaser so that the Purchaser shall obtain and keep in force, such policies of insurance, including, but not limited to, public liability, all-risk, and builder's risk, in such amounts and with such carriers as shall be required to be maintained by Purchaser under the Architect's Agreement and the Construction Agreements.

        (9) Seller shall maintain complete and accurate records reflecting the progress of the Seller's implementation, both before and after Closing, of the Development Budget, which records shall include all contracts, purchase orders, disbursement requests, bids, and proposals of contractors, suppliers, and vendors, and such other records, plans and information as Seller shall deem appropriate to maintain in discharging its duties and responsibilities hereunder.

        (10) Seller shall inspect the Project at regular intervals so as to be kept informed as to the stage of development and the condition of the Project.

        (11) Seller shall examine the contents of all applications for payments submitted under the Architect's Agreement or any Construction Agreement, verify the contents of such applications and prepare, execute and deliver, or cause to be prepared, executed and delivered such certificates and other documents as may be required by such Agreements and shall review and approve all disbursements made by or on behalf of Purchaser under the Architect's Agreement and under any Construction Agreement, all in accordance with the Development Budget as it may from time to time be revised pursuant to Paragraph 16(e) hereof. Seller shall process all such applications for payments and any other invoices and charges as expeditiously as possible to avoid all penalties and any excess interest and to use reasonable efforts, to the extent possible and when desirable, to take advantage of vendor discounts. Seller shall also make recommendations to Purchaser with respect to modifications, clarifications and change orders necessary or desirable under any Construction Agreement; and Seller shall also review and recommend for approval or disapproval by Purchaser, as appropriate, change orders under any Construction Agreement, all in accordance with the Development Budget as it may from time to time be revised pursuant to Paragraph 16(e) hereof.

        (12) Seller shall coordinate, administer and manage the work, activities and performance of the Architect under the Architect's Agreement and of the Contractors under the Construction Agreements. Such activities by Seller shall include, without limitation, reviewing, monitoring and coordinating all construction scheduling to ensure the orderly process of construction and completion thereof in the manner and within the time periods required by the Lease and this Agreement, and reviewing and verifying all payment requests from the Architect and the Contractors. Seller shall serve as the Purchaser's representative in all discussions, negotiations, and dealings with the Architect and the Contractors. Seller shall periodically (but no less often than every ten [10] days prior to the Substantial Completion Date and no less often than biweekly after the Substantial Completion Date) advise Purchaser of the status of the Project and of their respective duties and obligations with respect to the Project and shall provide copies to Purchaser of the weekly meeting notes and field reports for such week (but no other formal written reports). Seller shall also assist and advise Purchaser with respect to the performance and enforcement by Purchaser of its duties and rights under the Architect's Agreement and the Construction Agreements. Seller shall coordinate with the Architect and the Contractor an orderly and expeditious transition from the construction stage of the

    Project to the operating stage of the Project and, in connection therewith, Seller shall expedite and supervise the completion of any remedial work that may be required to be performed by the Contractors following the completion of the Project.

        (13) Seller shall cooperate with Purchaser's inspecting engineer, if any, engaged for the purpose of reviewing the status of the work.

        (14) Seller shall purchase, to the extent the same are not provided under the Construction Agreement, all supplies, materials, and equipment required in connection with the development of the Project, and the cost of same shall be borne by Purchaser as contemplated in the Development Budget.

        (15) Seller shall coordinate, review, administer and manage the work and activities relating to, and the performance of, the Tenant Improvements to be constructed and installed by the "Landlord" under the Lease.

        (16) Upon substantial completion of the Project, Seller shall cause the Project to be inspected by the Committee and shall obtain the Preliminary Certificate of Compliance from the Committee as required by the Declaration. Thereafter, Seller shall cause the as-built site drawings to be prepared and submitted to the Committee as required by the Declaration and shall obtain the final Certificate of Compliance from the Committee as contemplated in the Declaration.

        (17) Seller shall deliver to Purchaser the originals of all permits, licenses, guaranties, warranties, bills of sale and other contracts, agreements, change orders or commitments obtained or received by Seller for the account or benefit of Purchaser, it being understood that Purchaser, upon Purchaser's approval thereof, which approval shall not be unreasonably withheld or delayed, will execute all such contracts, agreements, change orders and documents, and that Seller will not, under any circumstances, execute contracts, agreements, change orders (other than as permitted under Paragraph 16[d] hereof) or documents on behalf of Purchaser except as specifically provided otherwise in this Agreement (including Paragraph 16[d] hereof) or as otherwise expressly authorized in writing by Purchaser.

        (18) Seller will prepare the final accounting of all costs for the purpose of establishing the Base Rental Rate as contemplated in Exhibit J to
                                                                    ---------
    the Lease, and Seller and Purchaser shall each cooperate and participate fully in establishing the Base Rental Rate under the Lease.

        (19) In connection with the initial conversion of the Project from the development stage to the operational stage, Seller shall make recommendations to Purchaser regarding the selection of independent contractors to provide services with respect to the Property (janitorial, security, sweeping, landscape maintenance, etc.).

        (b) Completion and Guarantee.  Seller hereby agrees to devote sufficient
            ------------------------
time and personnel to cause the development of the Project to be completed in compliance with the time parameters established therefor under the Lease and this Agreement, and in accordance with the Development Budget as it may from time to time be revised pursuant to Paragraph 16(e) hereof. Seller does hereby guarantee to Purchaser that the sum of the following shall in no event exceed the Purchase Price: (i) the portion of the Purchase Price paid by the Purchaser to Seller at Closing, (ii) the Earnest Money paid by Escrow Agent to Seller at Closing, and (iii) the costs and expenses incurred by Purchaser for the completion of the Project and the satisfaction of all of the conditions required for the Completion Date to have occurred with respect to the Project. Seller shall be responsible for and shall pay to Purchaser the amount by which the sum of the foregoing shall exceed the Purchase Price, which amount(s) shall be paid within five (5) days after receipt by Seller of a statement therefor accompanied by such back-up information as may be reasonably required to substantiate the amount due and payable. Any such amounts payable by Seller to Purchaser hereunder shall bear interest at the rate of twelve percent (12%) per annum from the due date thereof until paid.

        (c) Employees. Seller shall have in its employ at all times a sufficient
            ---------
number of capable employees to enable Seller to perform its duties hereunder. All persons, other than independent contractors, employed by Seller in the performance of its responsibilities hereunder shall be exclusively controlled by and shall be the employees of Seller and not of Purchaser, and Purchaser shall have no liability, responsibility or authority with respect thereto.

        (d) Implementation of Development Budget. Seller is hereby authorized
            ------------------------------------
and directed to implement the Development Budget pursuant to this Agreement. Seller may, without the need for any further approval whatsoever by Purchaser,
(i) allocate contingency amounts set forth in the Development Budget to other categories or line items of expense set forth in the Development Budget, (ii) make reallocations of amounts for any line items of expense in the Development Budget relating to the "shell and core" of the Improvements to other line items of expense relating to the "shell and core" of the Improvements, provided that such reallocation is prudent and shall not result in a diminution in the value or quality of the Improvements, (iii) make reallocations of amounts for any line items of expense in the Development Budget relating to Tenant Improvements, provided that any consent required of the Tenant for the change, addition or deletion causing such reallocation has been obtained in writing, (iv) approve and effectuate change orders in the Construction Agreements, provided that (A) no single change order with respect to the "shell and core" of the Improvements shall increase the Project Costs by more than Five Thousand Dollars ($5,000.00),
(B) the change orders with respect to the "shell and core" of the Improvements not expressly approved by Purchaser in writing shall not increase the Project Costs by more than Twenty Thousand Dollars ($20,000.00) in the aggregate, (C) the change orders relating to the "shell and core" of the Improvements shall not result in a diminution in the value or quality of the Improvements, and (D) the change orders relating to the Tenant Improvements shall not result in a diminution in the value or quality of the Tenant Improvements unless Tenant's consent to such change orders has been obtained in writing. Seller shall have the right to sign for an on behalf of Purchaser any change orders which Seller is entitled to approve and effectuate under clause (iv) above if Seller determines in its reasonable discretion that a delay which would be caused by submitting such change order to Purchaser for signature by Purchaser would adversely affect the schedule or cost of the Project. Seller shall give Purchaser prompt written notice of any reallocations of line items of expense as set forth in the Development Budget effectuated by Seller without Purchaser's approval as provided above and of any change orders entered into, approved and effectuated by Seller without Purchaser's consent as provided above. Seller shall use prudence and diligence and shall employ commercially reasonable efforts to ensure that the actual costs incurred for each category or line item of expense as set forth in the Development Budget (as revised as provided herein) shall not exceed such category or line item in the Development Budget. Seller shall advise Purchaser promptly if it appears that costs in any category or line item specified in the Development Budget will exceed the amount budgeted therefor. All expenses shall be charged to the proper category or line item in the Development Budget, and except as herein provided, no expenses may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category or line item without Purchaser's prior written approval.

        (e) Revision of Development Budget. If Seller at any time determines
            ------------------------------
that the Development Budget is not compatible with the then-prevailing status of the Project and does not adequately provide for the completion of the Project, Seller shall promptly prepare and submit to Purchaser an appropriate revision of the Development Budget. Any such revision shall require the approval of Purchaser, except as expressly provided in Paragraph 16(d) above. Purchaser agrees that Purchaser shall not unreasonably withhold its approval of increases in any line item of expense in the Development Budget if such lien item of expense (including the increase thereof) shall be a cost which is included for purposes of calculating the Base Rent under the Lease, but no such consent by Purchaser shall imply any agreement to increase the Purchase Price except as expressly provided in Paragraph 4 hereof.

        (f) Books of Account. Seller shall maintain or cause to be maintained
            ----------------
true and accurate books of account reflecting the planning, design, construction, and completion of the Project. All entries to such books of account shall be supported by sufficient documentation to permit Purchaser and its auditors to ascertain that said entries are properly and accurately recorded. Such books of account shall be located at Seller's principal metropolitan Englewood, Colorado office and shall be maintained in accordance with Seller's present cash method of accounting. Seller shall ensure such control over accounting and financial transactions as is reasonably required to protect against theft, error or fraudulent activity on the part of Seller, Seller's employees or agents.

        (g) Monthly Reports.  Within fifteen (15) days following the end of each
            ---------------
calendar month, Seller shall prepare a report with respect to the Project (hereinafter referred to as the "Monthly Report") and shall cause the same to be delivered to Purchaser and the Purchaser's inspecting engineer, if any. Each Monthly Report shall be in the form attached hereto as Exhibit "V" and by
                                                       -----------
reference made a part hereof and shall be accompanied by the following information respecting the Project:

          (1) A copy of the draw request for the month covered by the Monthly Report, including:

               (A)  each draw request letter;

               (B)  each certificate of the Architect; and

               (C) each application and certificate for payment of the Contractor.

          (2) The costs incurred under the Construction Contract as of the date of the Monthly Report, if not included in the application and certificate for payment referred to in item (1)(C) above.

          (3) A comparison of the amount of actual costs incurred as of the date of the Monthly Report to the budgeted costs as of such date, shown on a line-item basis using the same categories or line items set forth in the Development Budget.

          (4) Photographs of the Project depicting the current status of construction.

          (5) A report with respect to the progress of construction, including information as to whether the commencement, milestone and completion dates in the Lease are being achieved. Seller shall identify in such report potential variances between the completion dates required in the Lease and the probable completion dates and shall make recommendations as to adjustments necessary to meet the required completion dates.

        (h) Examination of Books and Records.  Purchaser, at its expense, shall
            --------------------------------
have the right at all reasonable times during normal business hours and upon at least twenty-four (24) hours advance notice, to audit, to examine, and to make copies of or extracts from the books of account and records maintained by Seller with respect to the Project. If Purchaser shall notify Seller of either weaknesses in internal control (and provided Purchaser's determination regarding weaknesses in internal control is reasonable) or errors in record keeping, Seller shall correct such weaknesses and errors as soon as possible after they are disclosed to Seller. Seller shall notify Purchaser in writing of the actions taken to correct such weaknesses and errors.

        (i) Indemnity of Purchaser. Seller hereby agrees to indemnify, defend
            ----------------------
and hold harmless Purchaser and its partners and their respective officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorneys' fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of the negligence, fraud or any willful act or omission of Seller, or any of its officers, directors, agents or employees, in connection with the obligations of Seller under Paragraph 16 or Seller's services or work hereunder, whether within or beyond the scope of its duties or authority hereunder.

        (j) Ownership of Information and Materials. Purchaser shall have the
            --------------------------------------
right to use, without further compensation to the Seller, all written data and information generated by or for Seller in connection with the Project or supplied to Seller by Purchaser or the Purchaser's contractors or agents, and all drawings, plans, books, records, contracts, agreements and all other documents and writings in its possession relating to its services or the Project. Such data and information shall at all times be the property of Purchaser, subject to any proprietary restrictions in the Architect's Agreement and Construction Agreements.

        (k) Insurance Requirements. Until the Completion Date, insurance with
            ----------------------
respect to the Project shall be carried and maintained in force in accordance with the provisions contained in Exhibit "N" attached hereto and incorporated
                                 -----------
herein by this reference, with the premiums and other costs and expenses for such required insurance to be borne as provided in Exhibit "N".
                                                   -----------

        (l) Purchaser's Insurance Primary Coverage.  As between any insurance
            --------------------------------------
carried by Purchaser pursuant to this Paragraph 16 and any insurance carried by Seller, Purchaser's insurance shall for all purposes be considered the primary coverage, and no claim shall be made under or with respect to any insurance maintained by Seller except in the event that Purchaser's entire insurance is exhausted (without regard to whether the actual amount of Purchaser's insurance exceeds the amounts specified in this Paragraph 16).

        (m) Waiver of Subrogation.  Each casualty insurance policy maintained by
            ---------------------
Purchaser or by Seller with respect to the Project shall contain a waiver of subrogation clause, so that no insurer shall have any claim over or against Purchaser or Seller, as the case may be, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy.

        17. Purchaser's Default. In the event of default by Purchaser under the
            -------------------
terms of this Agreement occurring prior to Closing, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever, except for obligations hereunder which expressly survive the termination of this Agreement. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser prior to Closing, Seller shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the receipt and retention of the Earnest Money. The limitations on Purchaser's liability under this Paragraph 17 shall be inapplicable to the liability of Purchaser for payments, if any, due by

Purchaser to Seller under Paragraph 5 hereof. In the event of any default by Purchaser occurring after Closing under any of the terms of this Agreement which survive Closing, Seller may pursue any remedy granted to Seller at law or in equity, except that Seller waives any right to recover consequential damages and/or punitive damages arising from any such default by Purchaser occurring after Closing.

        18. Seller's Default. In the event of default by Seller under the terms
            ----------------
of this Agreement occurring prior to Closing, except as otherwise specifically set forth herein, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and the parties hereto shall have no further rights or obligations hereunder except for rights and obligations which expressly survive any termination of this Agreement, or (ii) Purchaser shall be entitled to an immediate refund of all but $25.00 of the Earnest Money and to pursue against Seller any remedy granted to Purchaser at law or in equity, including, without limitation, specific performance, but Purchaser waives any right to recover consequential damages and/or punitive damages arising from any such default by Seller under this Agreement. In the event of any default by Seller occurring after Closing under any of the terms of this Agreement which survive Closing, Purchaser may pursue any remedy granted to Purchaser at law or in equity, except that Purchaser waives any right to recover consequential damages and/or punitive damages arising from any such default by Seller occurring after Closing.

        19.  Condemnation.  If, prior to the Closing, all or any part of the
             ------------
Property which Purchaser reasonably determines will interfere with the operation of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 19, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

        20. Damage or Destruction. If any of the Improvements shall be destroyed
            ---------------------
or damaged prior to the Closing, and if either the estimated cost of repair or replacement exceeds One Hundred Fifty Thousand Dollars ($150,000.00) or the damage could result in the termination of the Lease, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 20, or has no right to terminate this Agreement (because the damage or destruction does not exceed $150,000.00 and could not result in the termination of the Lease), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by the Tenant pursuant to the Lease (less amounts of insurance theretofore received and applied by Seller to costs actually incurred for restoration). Seller shall not settle or release any damage or destruction claims without obtaining Purchaser's prior written consent in each case. All said insurance proceeds received by Seller by the date of Closing shall be paid by Seller to Purchaser at Closing. In addition, at Closing, Seller shall pay over to Purchaser, and assign to Purchaser, all proceeds of any rent loss insurance for the period of time commencing on the date of Closing. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments in order that Purchaser receive all of Seller's right, title, and interest in and under said insurance proceeds.

        21.  Hazardous Substances.  Seller represents and warrants to Purchaser
             --------------------
that, to the best of Seller's knowledge, except as disclosed in the Environmental Report, (i) no Hazardous Substances, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Land has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and agrees to holds Purchaser harmless from and against any lost, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this Paragraph 21. The representations and warranties set forth in this Paragraph 21 and the indemnification given herein shall expressly survive the execution and delivery of the Special Warranty Deed conveying the Real Estate from Seller to Purchaser.

        22.  Assignment.  This Agreement and Purchaser's rights, duties, and
             ----------
obligations hereunder may not be delegated, transferred, or assigned by Purchaser without the prior written consent of Seller, and any assignee or transferee proposed by Purchaser shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller. Notwithstanding the foregoing to the contrary, this Agreement, and Purchaser's rights and duties hereunder, may be freely assigned and transferred to any partnership having Wells Capital, Inc. or Leo F. Wells, III as a direct or indirect general partner thereof or to The Bank of New York, as agent for Purchaser or for any other partnership having Wells Capital, Inc. or Leo F. Wells, III as a direct or indirect general partner thereof.

        23.  Broker's Commission.  Seller has agreed to pay to Galesi Realty
             -------------------
Corporation ("Broker") a real estate sales commission in accordance with a separate agreement between Seller and Broker. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker.

        24.  Notices.  Wherever any notice or other communication is required or
             -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:                 Fund VIII and Fund IX Associates
                                c/o Wells Capital, Inc.
                                3885 Holcomb Bridge Road
                                Norcross, Georgia  30092
                                Attn:  Mr. Michael Berndt


     with a copy to:            Troutman Sanders LLP
                                NationsBank Plaza, Suite 5200
                                600 Peachtree Street, N.E.
                                Atlanta, Georgia  30308-2216
                                Attn:  Mr. John W. Griffin

     SELLER: ORIX Prime West Broomfield II Venture c/o Prime West Development, Inc.
                                6025 South Quebec St.
                                Suite 110
                                Englewood, Colorado  80111
                                Attn:  Mr. John Steele

     with a copy to:            ORIX Real Estate Equities, Inc.
                                100 North Riverside Plaza
                                Suite 1400
                                Chicago, Illinois  60606
                                Attn:  Mr. James H. Purinton


     with a further copy to:    Katz Randall & Weinberg
                                Suite 1800
                                333 West Wacker Drive
                                Chicago, Illinois  60606
                                Attn:  Mr. Arnold Weinberg

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

        25. Possession. Possession of the Property shall be granted by Seller to
            ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

        26.  Time Periods.  If the time period by which any right, option, or
             ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

        27.  Access to Records Following Closing.  Seller acknowledges that
             -----------------------------------
Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one (1) to three (3) years with regard to the Property. Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents and representatives, provide them with access to Seller's books and records with respect to the acquisition, leasing, development, maintenance and operation of the Property for the period prior to Closing, and permit them to copy the same, (ii) execute a form of "rep" letter and such other documents as are reasonably required by Purchaser or Purchaser's accountants in connection with such audit, and (iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with any such audit.

        28. Survival of Provisions. All covenants, warranties, and agreements
            ----------------------
set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement; provided, however, that the representations and warranties contained in Paragraphs 9, 21 and 30 hereof shall automatically expire on the dates which are one (1) year, three (3) years and one (1) year, respectively, after the date of Substantial Completion, except to the extent that a notice of breach of any representation or warranty has been given prior to such expiration, and except that the representations and warranties contained in Paragraph 9(e) hereof shall not be subject to any time limitation.

        29.  Severability.  This Agreement is intended to be performed in
             ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

        30. Purchaser's Authorization. Purchaser represents to Seller that this
            -------------------------
Agreement has been duly authorized and executed on behalf of Purchaser and that this Agreement constitutes the valid and binding agreement of Purchaser, enforceful in accordance with these terms, subject to bankruptcy, insolvency, and similar laws affecting generally the enforcement of creditor's rights.

        31. General Provisions. No failure of either party to exercise any power
            ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Colorado. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

        32.  Confidentiality.  Each of Seller and Purchaser agrees to keep the
             ---------------
terms of this Agreement and any related discussions with the other party hereto confidential prior to the date of Closing; provided, that each party may disclose this Agreement to its attorneys, accountants, lenders, prospective lenders, and financial advisors and otherwise as required by law.

        33. Enlargement. Seller and Purchaser acknowledge that in accordance
            -----------
with the provisions of Section 33.5 of the Lease, the Tenant has been granted the right, exercisable no later than December 10, 1999, to request the "Landlord" under the Lease to acquire the property described in the Option Agreement and to construction the Expansion Building (as defined in the Lease). Purchaser agrees that if Tenant exercises its option for the Expansion Premises (as defined in the Lease) pursuant to Section 33.5 of the Lease and Purchaser, as the "Landlord" under the Lease, elects to exercise the option under the Option Agreement and to cause the construction of the Expansion Premises in accordance with Section 33.5 of the Lease, Purchaser shall employ Seller or an affiliate of Seller reasonably approved by Purchaser as the development manager with respect to the Expansion Premises, and Seller or such affiliate shall receive as its fee for acting as the development manager a development fee in the amount of the aggregate of (i) $3.00 per square foot of usable area of the Expansion Premises and (ii) ten percent (10%) of the costs which are actually included in determining the Base Rent to be paid by Tenant for the Expansion Premises. Purchaser shall advise Seller in writing of Tenant's exercise of its option and of Purchaser's election to construct the Expansion Premises. If Purchaser elects to construct the Expansion Premises, Purchaser and Seller shall proceed in good faith to enter into a development agreement containing such customary terms and provisions for the development of similar type properties and providing for the payment of the fees set forth in this Paragraph 33. If Tenant shall fail to exercise its option under Section 33.5 of the Lease on or before December 10, 1999, or if Tenant does exercise such option but Purchaser does not elect to purchase and construct the Expansion Premises, then this Paragraph 33 shall terminate and be of no further force or effect, and Seller shall have no claim or right against Purchaser under this Paragraph 33. Likewise, this Paragraph 33 shall be inapplicable in the event Tenant elects to construct the Expansion Premises itself or through its designee as contemplated in Section 33.5 of the Lease. Nothing contained in this Paragraph 33 shall obligate Purchaser to construct the Expansion Premises if Tenant exercises its option, which decision shall be made by Purchaser at its sole discretion and if Purchaser elects to not construct the Expansion Premises, Seller shall have no claim or right against Purchaser under this Paragraph 33. The terms and provisions of this Paragraph 33 shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto (except that Seller shall have no right to transfer or assign its rights under this Paragraph 33 except to an affiliate of Seller reasonably approved by Purchaser), and at the Closing, Purchaser and Seller shall enter into a mutually acceptable Memorandum setting forth the terms and provisions of this Paragraph 33, which shall be recorded in the public records of Boulder County.

        34.  Interference with Occupancy by Tenant.  By its execution of this
             -------------------------------------
Agreement as a general partner of Seller, Prime West Boulder Venture II, Inc.

("PWBV") acknowledges that a material inducement for the acquisition of the Property by Purchaser is the Lease with Tenant and the expectation that Tenant or an affiliate of Tenant will actually occupy the Building throughout the initial term of the Lease. PWBV covenants and agrees that after the Closing, neither PWBV nor any affiliate, officer or director of PWBV shall take any action which would cause or facilitate any reduction in the occupancy of the Building by Tenant or the relocation of Tenant's business from the Building during the initial term of the Lease, and in furtherance thereof, PWBV hereby covenants and agrees that during the initial term of the Lease, neither PWBV nor any affiliate, officer or director of PWBV shall lease any space to Tenant or an affiliate of Tenant in any other building within a five (5) mile radius of the Property or construct any building within a five (5) mile radius of the Property to be occupied by Tenant or any affiliate of Tenant if the result of such lease or construction of any other building shall be the reduction in the occupancy of the Building by Tenant or the relocation of Tenant's business from the Building during the initial term of the Lease. The obligations of PWBV under this Paragraph 34 shall survive the Closing. Prime West shall join in this Agreement solely for the purpose of guarantying the obligations of PWBV under this Paragraph 34.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                         "SELLER":
                          ------

                         ORIX PRIME WEST BROOMFIELD II VENTURE,
                         a Colorado general partnership

                         By:  Prime West Boulder Venture II, Inc.



                              By: /s/ Stephen F. Clarke
                                 ------------------------------------
                                  Stephen F. Clarke, President


                                    (CORPORATE SEAL)



                         By:  ORIX Broomfield II, Inc.

                              By: /s/ James H. Purinton
                                 ------------------------------------
                                    James H. Purinton,
                                    Executive Vice President

                                    (CORPORATE SEAL)

                    [Signatures continued on following page]

                   [Signatures continued from previous page]


                         "PURCHASER":
                          ---------

                         FUND VIII AND FUND IX ASSOCIATES,
                         a Georgia general partnership

                         By:  Wells Real Estate Fund VIII, L.P.,
                              a Georgia limited partnership

                              By: /s/ Leo F. Wells, III (SEAL)
                                 ----------------------
                                    Leo F. Wells, III,
                                    General Partner

                              By:   Wells Partners, L.P.,
                                    a Georgia limited partnership,
                                    General Partner

                                    By:  Wells Capital, Inc.,
                                         a Georgia corporation,
                                         General Partner

                                         By: /s/ Leo F. Wells, III
                                            -------------------------
                                             Leo F. Wells, III,
                                             President

                                              (CORPORATE SEAL)


                    [Signatures continued on following page]

                   [Signatures continued from previous page]


                         By:  Wells Real Estate Fund IX, L.P.,
                              a Georgia limited partnership

                              By: /s/ Leo F. Wells, III  (SEAL)
                                 ------------------------
                                  Leo F. Wells, III,
                                  General Partner

                              By:   Wells Partners, L.P.,
                                    a Georgia limited partnership,
                                    General Partner

                                    By:  Wells Capital, Inc.,
                                         a Georgia corporation,
                                         General Partner

                                         By: /s/ Leo F. Wells, III
                                            ------------------------------
                                             Leo F. Wells, III,
                                             President

                                              (CORPORATE SEAL)

     The undersigned Prime West does hereby guaranty to Purchaser the performance of the obligations of PWBV under Paragraph 34 of this Agreement and joins in this Agreement solely for the purpose of confirming such guaranty.


                              "PRIME WEST":

                              Prime West Development, Inc.,
                              a Colorado corporation

                              By: /s/ Stephen F. Clarke
                                 ----------------------------------
                                 Name: Stephen F. Clarke
                                 Title: President

                              Schedule of Exhibits
                              --------------------


Exhibit "A"       Description of Land

Exhibit "B"       Escrow Agreement Form and Escrow Instructions

Exhibit "C"       Development Budget

Exhibit "D"       Lease Amendment and Estoppel Certificate Form

Exhibit "E"       Permitted Exceptions

Exhibit "F"       List of Personal Property

Exhibit "G"       Plans and Specifications

Exhibit "H"       Service Contracts

Exhibit "I"       Bill of Sale Form

Exhibit "J"       Blanket Transfer and Assignment Form

Exhibit "K"       Assignment and Assumption of Lease Form

Exhibit "L"       Assignment and Assumption of Construction Documents Form

Exhibit "M"       Assignment and Assumption of Option Agreement Form

Exhibit "N"       Insurance Requirements

Exhibit "O"       Description of Architect's Agreement

Exhibit "P"       List and Description of Construction Agreements

Exhibit "Q"       List and Description of Lease and All Amendments Thereto

Exhibit "R"       Contractor's Certification and Agreement to Continue Work Form

Exhibit "S"       Architect's Certification and Agreement to Continue Work Form

Exhibit "T"       Purchase Price Adjustment Example

Exhibit "U"       Escrow Agreement Form

Exhibit "V"       Monthly Report Form